UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  MARCH 30, 2009

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

We continue to pursue contract opportunities for the ATWOOD SOUTHERN CROSS in all worldwide markets in which it technically can work; however, we do not presently expect to receive any contract commitments for the rig through June 30, 2009.  Currently, we plan to keep the rig prepared to immediately commence working once a contract opportunity has been identified.

The ATWOOD AURORA, which is on location offshore Egypt, continues with its commissioning following weather delays and is currently expected to commence working under its contract with RWE DEA Nile GmbH sometime in April 2009.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

ITEM 9.01                                EXHIBITS

EXHIBIT 99.1    Press Release dated March 30, 2009

EXHIBIT INDEX

EXHIBIT NO.                                                   DESCRIPTION

99.1	Press Release dated March 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: March 30, 2009